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Exhibit 15.2

September 13, 2019

CONSENT OF KANTAR MEDIA

        The undersigned hereby consents to the inclusion in this Annual Report on Form 20-F of Manchester United plc (the "Company") for the year ended June 30, 2019 (together with any amendment thereto, the "Annual Report") of information derived from our survey titled "Manchester United Global Fan Base Research (2019 Final)" The undersigned hereby further consents to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-183277) and Form F-3 (No. 333-227606) of the Company. including, in each case. any amendment thereto, any related prospectus and any related prospectus supplement (collectively, the "Registration Statements"), of information contained in the Annual Report and to references to our firm in the form and context in which they appear in the Annual Report and the Registration Statements.

Very truly yours,
KANTAR MEDIA
By:	/s/ JAMES BURKE
Name: James Burke Title: Director

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  Exhibit 15.2
CONSENT OF KANTAR MEDIA